SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 21, 1999



                       SPRINT CORPORATION
     (Exact name of Registrant as specified in its charter)

         Kansas                    0-4721                   48-0457967
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)


   2330 Shawnee Mission Parkway, Westwood, Kansas                  66205
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (913) 624-3000



 (Former name or former address, if changed since last report)


          P. O. Box 11315, Kansas City, Missouri 64112
        (Mailing address of principal executive offices)

Item 5.  Other Events

      The following selected financial data table is being filed to reflect the effects of the two-for-one stock split of Sprint
Corporation's FON Common Stock on the FON Group earnings and dividends per share.

                          SPRINT CORPORATION
                        SELECTED FINANCIAL DATA

     The following unaudited table sets forth selected financial data of Sprint. The FON Group earnings and dividends per share have been restated to reflect the effects of the two-for-one stock split of Sprint's FON Common Stock paid in the form of a dividend in the 1999 second quarter.



                    At or For
                    the Three          At or For The Years Ended
                  Months Ended               December 31,
                    March 31,

                     1999       1998       1998       1997       1996       1995       1994
                                  (in millions, except per share data)
Results of
Operations
Net operating
revenues             $ 4,717.2  $ 4,075.5  $17,134.3  $14,873.9  $13,887.5  $12,735.3  $11,964.8
Operating income
(loss)(1)(2)             (90.5)     214.2      190.4    2,451.4    2,267.2    1,834.3    1,690.7
Income (loss)
from continuing
operations(1)(2)(3)     (198.8)     210.7      450.5      952.5    1,190.9      946.1      899.2
Earnings per Share
and Dividends
Earnings per common
share from continuing
operations:(2)(3)
   Diluted           $      NA   $   0.48  $      NM  $    2.18  $    2.79  $    2.69  $    2.56
   Basic                    NA       0.49         NM       2.21       2.82       2.71       2.59
Sprint Common
Stock Dividends
per common share            NA       0.25       1.00       1.00       1.00       1.00       1.00
FON Common Stock
Dividends per
common share             0.125         NA         NA         NA         NA         NA         NA
Pro Forma Earnings
(Loss) per Share(4)
Earnings (loss) per
common share from
continuing
operations:(2)(3)
   FON Group
   (diluted)         $    0.46   $   0.41  $    1.78  $    1.57  $    1.54  $    1.37  $    1.28
   FON Group
   (basic)                0.47       0.41       1.80       1.59       1.55       1.38       1.30
   PCS Group
   (diluted
   and basic)            (1.41)     (0.97)     (4.42)     (3.52)        NA         NA         NA
Financial Position
Total assets         $33,721.1  $18,279.2  $33,231.1  $18,273.6  $16,915.2  $15,074.3  $14,425.2
Property, plant
and equipment,
net                   19,623.4   11,909.3   18,983.0   11,494.1   10,464.1    9,715.8   10,258.8
Total debt
(including short-
term borrowings)      12,103.6    4,203.5   12,189.3    3,879.6    3,273.9    5,668.9    4,927.7
Shareholders'
equity                13,071.8    8,334.7   12,448.3    9,025.2    8,519.9    4,642.6    4,524.8
Cash Flow Data
Net cash provided
by operating
activities -
continuing
operations(5)        $   380.1     $988.4  $ 4,255.4  $ 3,379.0  $ 2,403.5  $ 2,609.6  $ 2,339.6
Capital
expenditures           1,317.3      787.9    4,231.1    2,862.6    2,433.6    1,857.3    1,751.6
_____________________



     Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or shareholders' equity as previously reported.

     In November, 1998, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P.
(together, "Sprint PCS").  Sprint's 1998 results of operations include
Sprint PCS' operating results on a  consolidated basis for the entire year.  Sprint's former partners' share of losses through the date of the purchase (the "PCS Restructuring") has been reflected as "Other partners' loss in Sprint PCS" in Sprint's consolidated statements of income contained in Sprint's Annual Report on Form 10-K for the year ended December 31, 1998.  Before 1998, Sprint's investment in Sprint
PCS was accounted for using the equity method.   Sprint PCS' financial
position at year-end 1998 has also been reflected on a consolidated basis.  Cash flow data reflects Sprint PCS' cash flow only after the
PCS Restructuring date.

(1) In November, 1998, the PCS Group recorded a nonrecurring charge to write off $179 million of acquired in-process research and development costs related to the PCS Restructuring. The charge reduced operating income and income from continuing operations by $179 million.


(2) The FON Group recorded nonrecurring charges of $20 million in 1997 and $60 million in 1996 related to litigation within the long distance division. These charges reduced income from continuing operations by $13 million in 1997 and $36 million in 1996. In 1995, the FON Group recorded a nonrecurring charge of $88 million related to a restructuring within the local division. This reduced income from continuing operations by $55 million.

(3) In the 1998 fourth quarter, the FON Group recorded net nonrecurring gains of $104 million mainly from the sale of local exchanges. This increased income from continuing operations by $62 million. In 1997, the FON Group recorded nonrecurring gains of $71 million mainly from sales of local exchanges and certain investments. These gains increased income from continuing operations by $44 million. In 1994, the FON Group recognized a $35 million gain on the sale of equity securities, which increased income from continuing operations by $22 million.

(4) Pro forma earnings per share for the FON Group assumes that the FON shares created in the November 23, 1998 recapitalization of Sprint's common stock into FON Stock and PCS Stock ("Recapitalization") existed for all periods presented. Earnings per share of the FON Group for the three months ended March 31, 1999 reflect actual results. In the 1999 second quarter, Sprint effected a two-for-one stock split of its FON Common Stock. As a result, FON Group earnings per share have been restated for all periods presented.

     Pro forma loss per share for the PCS Group assumes the PCS Restructuring, the Recapitalization and the purchase of PCS Stock by France Telecom and Deutsche Telekom in connection with the PCS Restructuring occurred at the beginning of 1997 and excludes the PCS Group's write-off of $179 million of acquired in-process research and development costs. These pro forma amounts are for comparative purposes only and do not necessarily represent what actual results of operations would have been had the transactions occurred at the beginning of 1997, nor do they indicate the results of future operations. Loss per share of the PCS Group for the three months ended March 31, 1999 reflects actual results.


(5) The 1996 amount was reduced by $600 million for cash required to terminate an accounts receivable sales agreement.

NM - Not meaningful, due to the Recapitalization.  See Pro Forma
Earnings (Loss) per Share.
NA - Not applicable.


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              SPRINT CORPORATION


Date: July 21, 1999           By:  /s/ Michael T. Hyde
                                     Michael T. Hyde
                                   Assistant Secretary